Exhibit 99.2
HeartWare Achieves Primary Endpoint with 92% Success in Pivotal
Bridge-to-Transplant Clinical Trial, ADVANCE
— Secondary endpoint of survival was 94% at six months;
91% projected survival at one-year for investigational device —
— Conference call today at 6:30 p.m. U.S. Central Time —
Framingham, Mass. and Sydney, Australia, November 14, 2010- HeartWare International, Inc. (NASDAQ: HTWR; ASX: HIN), a leading innovator of less invasive, miniaturized circulatory support technologies that are revolutionizing the treatment of advanced heart failure, today announced that data from its pivotal bridge to heart transplantation (BTT) study, ADVANCE, showed that 92% of the investigational device patients met the per protocol primary endpoint of the trial, which was defined as alive on the originally implanted device, transplanted or explanted for recovery at 180 days.
Results from the ADVANCE clinical study also demonstrated that 94% of the investigational device patients enrolled in the study achieved a survival endpoint at 180 days, and the study also projected one-year survival of 91% using Kaplan-Meier analysis.
HeartWare’s ADVANCE clinical trial is a Food and Drug Administration approved IDE study designed to evaluate the HeartWare® Ventricular Assist System as a bridge to heart transplantation for patients with end-stage heart failure. Between August 2008 and February 2010, 140 patients at 30 hospitals in the United States received the HeartWare investigational device. The per protocol analysis includes 137 patients in the investigational device cohort.
Results for the comparator arm of the study, derived from 499 contemporaneous patients from the Interagency Registry for Mechanically Assisted Circulatory Support (INTERMACS) demonstrated 90% success of the primary endpoint at 180 days, as well as Kaplan-Meier survival at 180 days of 90%, and 86% at 360 days. Based on these results for the primary endpoint of the ADVANCE study, noninferiority of the investigational device was established [p<0.001].
The data will be presented as a late breaking clinical trial at the 2010 Scientific Sessions of the American Heart Association by co-principal investigator Keith Aaronson, M.D. M.S., Associate Professor in the Division of Cardiovascular Medicine and Medical Director of the Heart Transplant Program and Center for Circulatory Support at the University of Michigan, on behalf of the ADVANCE investigators.

“Implantation of the investigational device was associated with a high probability of success at 180 days. We observed marked improvement in two heart failure specific and two generalized quality of life measures from initial patient baseline,” explained Dr. Aaronson. “HeartWare patients were able to walk 113 meters farther in 6 minutes when tested 3 months after surgery and patient assessment of their own quality of life more than doubled. The adverse event profile from the trial data appears to be favorable, with observed bleeding, infection and ventricular arrhythmia rates at relatively low levels.”
“Investigators found that the small device size, with implantation in the pericardial space adjacent to the heart, reduced the complexity of the implant procedure,” said Mark Slaughter, M.D., the co-principal investigator for the ADVANCE trial, and Professor and Chief in the Division of Thoracic and Cardiovascular Surgery and Director of the Mechanical Assist Device and Heart Transplant Program at the University of Louisville in Louisville, Kentucky. “These device attributes and overall performance help account for the acceleration of enrollment rate we observed during the ADVANCE study.”
“As the largest BTT study conducted to date, we are grateful to the hundreds of hospital coordinators, cardiologists and surgeons who worked so diligently to ensure the highest standards for patient care and trial conduct,” explained Doug Godshall, President and Chief Executive Officer of HeartWare. “We are similarly appreciative of the remarkable efforts of our principal investigators, Keith Aaronson and Mark Slaughter, who shared our view about the significant role this study could play in establishing this new generation of mechanical circulatory assist device as a promising treatment for end-stage heart failure patients.”
The final implant in ADVANCE was performed in February 2010, and the last follow-up evaluation at 180-days was in August 2010. Through a Continued Access Protocol (CAP) granted by the FDA, an additional 75 patients have been implanted in the ADVANCE clinical study. HeartWare anticipates submission to the FDA of a premarket approval application (PMA) seeking approval of the HeartWare System for the bridge-to-transplant indication in December of this year.
HeartWare® Ventricular Assist System
The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. The HVAD pump weighs approximately 5 ounces and displaces a volume of approximately 50 milliliters.
In 2009, HeartWare received CE Marking for the HeartWare System in the European Union. Today, nearly 700 advanced heart failure patients globally have received the HVAD® pump.
In other clinical development for the HeartWare Ventricular Assist System, HeartWare is currently recruiting 50 U.S. sites for a 450-patient destination therapy study.
Investor Breakout Session and Webcast
Following Dr. Aaronson’s presentation at AHA, HeartWare will webcast an investor meeting at the American Heart Association to discuss the BTT trial data. The event begins at 6:30 p.m. CST (7:30 p.m. EST) on Sunday, November 14, 2010.

The webcast will be available to the public via webcast through the Company’s website at (www.heartware.com) by selecting “Bridge-to-Transplant Data Investor Meeting” under the section titled “Corporate Presentations” on the home page. A replay of the webcast will be available through the above weblink shortly following completion of the investor meeting.
The audio for the meeting may also be accessed by dialing 1-877-941-2322 five minutes prior to the scheduled start time and referencing “HeartWare.” For callers outside the United States, please dial +1-480-629-9715.
About HeartWare International
HeartWare International develops and manufactures miniaturized implantable heart pumps, or ventricular assist devices, to treat Class IIIB / IV patients suffering from advanced heart failure. The HeartWare® Ventricular Assist System features the HVAD® pump, a small full-output circulatory support device (up to 10L/min flow) designed to be implanted next to the heart, avoiding the abdominal surgery generally required to implant competing devices. HeartWare has received CE Marking for the HeartWare System in the European Union. The device is currently the subject of United States clinical trials for two indications: bridge-to-transplant under a continued access protocol and destination therapy. For additional information, please visit www.heartware.com.
The HeartWare® Ventricular Assist System is an investigational device in the United States and not yet available commercially in the U.S.
HeartWare International, Inc. is a member of the Russell 2000® and its securities are publicly traded on The NASDAQ Stock Market and the Australian Securities Exchange.
Forward-Looking Statements
This announcement contains forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to the progress of, and presentation of data related to, clinical trials, expected timing of FDA regulatory filings and research and development activities. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. HeartWare does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. HeartWare may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation, the possibility the FDA does not approve the marketing of the HeartWare® Ventricular Assist System in the U.S., and those described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission. We may update our risk factors from time to time in “Part II, Item 1A. Risk Factors” in our Quarterly Reports on Form 10-Q, or other current reports, as filed with the Securities and Exchange Commission.
For further information:
Christopher Taylor
HeartWare International, Inc.
Email: ctaylor@heartwareinc.com
Phone: +1 508 739 0864
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